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                                                                     Exhibit 5.1



                               November 18, 1997




Anaren Microwave, Inc.
6635 Kirkville Road
East Syracuse, New York 13057


Ladies and Gentlemen:


     We have acted as counsel to Anaren Microwave, Inc., a New York corporation (the "Company"), in connection with the Registration Statement on Form S-3 (No. 333-39015) filed with the Securities and Exchange Commission, as amended (the "Registration Statement"), in connection with the registration of 1,000,000 authorized but unissued shares of the Company's Common Stock, par value $.01 per share (the "Common Stock") being offered by the Company, and up to 172,500 authorized but unissued shares of Common Stock which may be sold by the Company upon exercise of an over-allotment option granted to the underwriters by the Company. The Common Stock is to be sold to the underwriters as described in the Registration Statement for resale to the public.

     In our capacity as counsel to the Company in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of the shares of Common Stock, and for purposes of this opinion have assumed that such proceedings will be timely completed in the manner proposed. In addition, we have examined the originals or copies, identified to our satisfaction, of such documents and records of the Company and such other documents and records as we have deemed necessary as a basis for our opinion.

     Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the 1,172,500 shares of Common Stock which may be offered and sold by the Company, upon issuance, delivery and payment therefor in the manner described in the Registration Statement, will be legally issued, fully paid, and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement.


                                   Very truly yours,

                                   BOND, SCHOENECK & KING, LLP